Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Marcel Martin
Chief Financial Officer and
Vice President of Finance
Haynes International, Inc.
765-456-6129

HAYNES INTERNATIONAL, INC. ANNOUNCES RETIREMENT OF
PRESIDENT AND CHIEF EXECUTIVE OFFICER AND DIRECTOR,
FRANCIS PETRO

KOKOMO, IN – April 4, 2008 - Haynes International, Inc. (NASDAQ GM: HAYN) announced today that Francis Petro has informed the Board of his intention to retire as the Company’s President and Chief Executive Officer at the end of his employment agreement on September 30, 2008. Mr. Petro will continue to serve as a member of the Board of Directors.

“Francis Petro has done an outstanding job during his tenure as Chief Executive Officer,” said John C. Corey, Chairman of the Board. “The Board is grateful for Mr. Petro’s extraordinary vision, talent and leadership over the course of the last decade. He built this Company into a worldwide leader in developing, manufacturing and distributing high performance alloys with revenues of nearly $560 million in the fiscal year ended September 30, 2007. Francis’s efforts as President and CEO were marked by an extraordinary commitment to the safety of all his employees and exemplary leadership in guiding the Company through challenging market conditions.  Haynes’s remarkable turnaround over the last several years is a tribute to Francis’s willingness to invest in Haynes’s future, a future that is now far brighter because of Francis’s efforts. “

“I am proud of this Company and our employees and all that they have achieved,” said Mr. Petro. “I am confident Haynes will continue to grow and prosper.”

The Board has retained Spencer Stuart, an executive search firm, to conduct a national search for a new chief executive officer. Mr. Petro will assist the Corporate Governance Committee in the search for his successor.

About Haynes International
Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes”, “anticipates”, “expects”, “plans” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission, in particular in its Form 10-K for the fiscal year ended September 30, 2007, which is available on the website of the Securities and Exchange Commission, www.sec.gov. You should carefully read these risk factors.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

It is not possible to anticipate and list all risks and uncertainties that may affect the future operations or financial performance of the Company however; they include, but are not limited to, the following:

•                  Any significant decrease in customer demand for our products or in demand for our customers’ products;

•                  Our dependence on production levels at our Kokomo facility and our ability to make capital improvements at that facility;

•                  Rapid increases in the cost of nickel, energy and other raw materials;

•                  Our ability to continue to develop new commercially viable applications and products;

•                  Our ability to recruit and retain key employees;

•                  Our ability to comply, and the costs of compliance, with applicable environmental laws and regulations; and

•                  Economic and market risks associated with foreign operations and U.S. and world economic and political conditions.